UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2013

MONITRONICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	333-110025	74-2719343
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2350 Valley View Lane, Suite 100

Dallas, Texas 75234

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 243-7443

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On December 2, 2013, Ascent Capital Group, Inc. (“Ascent”), the parent company of Monitronics International, Inc. (“Monitronics”), issued a press release, attached hereto as Exhibit 99.1, announcing that William Fitzgerald, Chairman and Chief Executive Officer of Ascent, and Michael Haislip, Executive Vice President of Ascent and President and Chief Executive Officer of Monitronics, will be presenting at the Gabelli & Company 6th Annual Best Ideas Conference, being held in New York, New York on December 10, 2013 at 11:30 am EST, and the Imperial Capital Security Investor Conference, being held at the Waldorf Astoria in New York, New York on December 12, 2013 at 9:15 am EST. During their presentations, Messrs. Fitzgerald and Haislip may make observations regarding the financial performance and outlook of both Ascent and Monitronics.

This Current Report Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release issued by Ascent Capital Group, Inc. dated December 2, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2013

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release issued by Ascent Capital Group, Inc. dated December 2, 2013.